U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

KPISoft Inc.
(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

15 Warren Street

Suite 25

Hackensack, New Jersey 07601

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jillian Sidoti

Trowbridge Sidoti

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563323-799-1342

jillian@crowdfundinglawyers.net

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7372	82-2801545
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated ____________________________

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

KPISoft Inc.

15 Warren Street

Suite 25

Hackensack, New Jersey 07601

10,000,000 Shares of Common Stock at $4.00 per Share

Minimum Investment: 50 Shares ($200.00)

Maximum Offering: $40,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 13 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)

Minimum Investment	$200.00	14.00	186.00	None
Maximum Offering	$40,000,000	1,400,000	38,600,000	None

(1) The Company shall pay Alexander Capital, L.P. a broker-dealer services fee equivalent to 7% on funds raised in the Offering that is raised by Alexander Capital; Four percent (4%) of the amount raised across alternative platforms; and two percent (2%) of the amount contributed by existing shareholders of KPI. Alexander Capital, L.P. is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See “PLAN OF DISTRIBUTION.”

(2) Does not reflect payment of expenses of this offering, which include, (1) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Over-allotment Shares) with the Commission; (2) all Public Filing System filing fees associated with the review of the Offering by FINRA; (3) all fees and expenses relating to the listing of the Common Stock on the Exchange; (4) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate; (5) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Company and Alexander Capital together determine; (6) the costs of all mailing and printing of the placement documents (including, without limitation, the Placement Agency Agreement, and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agent’s Questionnaire and Power of Attorney), Offering Circulars Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Alexander Capital may reasonably deem necessary; (7) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the shares of Common Stock; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Alexander Capital; (9) the $21,775 cost associated with the Placement Agent's use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (10) up to $20,000 of the Placement Agent’s actual accountable “road show” expenses for the Offering. Alexander Capital may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to Alexander Capital, L.P. If the company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”

(3) There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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This offering (the “Offering”) consists of ( voting ) Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis to investors, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by KPISoft Inc., a Delaware Corporation (“KPISoft” or the “Company”). Those who purchase Shares and have their Subscription Agreement accepted by the Company shall become Shareholders (“Shareholders.”) There are 10,000,000 Shares being offered at a price of $4.00 per Share with a minimum purchase of 50 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Alexander Capital, L.P. a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and a member of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $40,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the company’s CEO. Funds shall be deposited in a Company account that may be controlled by Alexander Capital, L.P. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “BUSINESS DESCRIPTION” in this Offering Circular. This Offering may remain open for a twelve (12) month period but the management may extend the Offering past the Closing Date at the discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

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Type of Stock Offering:	(voting) Common Stock
Price Per Share:	$4.00
Minimum Investment:	$200.00 per investor (50 Shares of Common Stock)
Maximum Offering:	$40,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	10,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY” on page 15 herein.
Voting Rights:	The Shares have voting rights. See the description of the voting rights of all the Company’s other classes of stock on page 55. herein.
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.
Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all of the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes.

Overview

We intend to enter into a share exchange agreement (Share Exchange Agreement) with KPISoft Pte Ltd in Singapore (KPI Singapore) after the qualification of this Form 1-A by the Securities Exchange Commission. KPI Singapore is a leading provider of integrated performance management solutions for corporations powered by Artificial Intelligence (AI) platform The parent entity after the share swap arrangement has been consummated will be KPISoft Inc. and for the Offering Circular has been defined here as “KPISoft.”

KPI Singapore pioneered the extension of the Enterprise Performance Management (EPM) software category to provide company management with a solution that handles all three key value chains of performance within an organization: corporate performance, operational analytics and people performance in a single app.

The software intelligently analyses and integrates the disparate and incompatible silos of performance data that most corporations struggle with, and delivers integrated exception reporting in an engaging and interactive manner for all levels of the enterprise.

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Industry Background

The corporate landscape has changed; it has become increasingly competitive because of the rapid adoption of technology and the high-profile failures of established companies that did not adapt to their new environment. As a result, top management of enterprise companies are more than ever determined to optimize their businesses in the strategic, execution and personnel fields and to take assertive steps to utilize technology on a more ambitious basis than in the past.

To build and maintain competitive advantage, CEOs must focus more time and resources on transforming their business, and move away from legacy infrastructure and applications that have become an impediment.

The challenge with traditional approaches to EPM is that leaders rarely have access to accurate and up to date data and analytics to understand how effectively their business is operating, and no practical methods through which to implement real change at high speed.

Furthermore, many organizations lack the insight into costs, capacity, and utilization necessary to make even basic data-driven decisions. Business and IT leaders desire the ability to make fast decisions, drive innovation and adopt new technology to deliver better business results, while also demanding better control, cost management and asset utilization.

In order to be aligned on objectives, CEOs need data and analytical solutions to drive optimal business results. The benefits cloud computing provides in agility and cost reduction are driving greater urgency by corporations to adopt solutions enabling them to understand their existing infrastructure and make rapid decisions, and as importantly, to make the process engaging at all levels of the enterprise for maximum positive impact.

The Opportunity

We believe the total addressable market for EPM solutions is large and mostly underserved. According to a report from Gartner, the enterprise Performance Management Market (global drivers, restraints, opportunities, trends and Forecasts to 2023) will grow at a CAGR of 11.4% during the forecast period of 2017-2023. Based on conservative assumptions of our ability to penetrate the market, we believe that the current total addressable market for our existing EPM solutions is approximately $5 Billion per year worldwide.

KPISOFT delivers the following strategic advantages;

1.	Single app for all of performance. KPISOFT offers businesses a single app that encompasses the entire performance management function within an organization. Businesses have for a long time suffering from the requirement to use multiple systems to manage people and organization performance. KPISOFT enables business to use real world applied AI using Big Data, that learns our customers' data and context for precise exception event reporting and a level of intelligence and value0add that delivers on the promise of EPM

2.	Mobile first disruption. In a similar way to SalesForce.com's rapid penetration of the already-established CRM market through SaaS, the time is right for the next wave of disruption in the EPM market through our highly engaging and interactive mobile app. We enable organizations to monitor and collaborate on performance anytime anywhere on real time basis. The connected workforce will bring the next big transformative change to the B2B software industry and KPISOFT is leading this strategic shift in the enterprise performance management space.

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3.	Democratization of Data - With the advent of AI and machine learning, consumer apps such as Facebook and Linked-In are able to map individual relationships and deliver contextual time relevant messages to each user. This big change has transformed the way general consumers network and connect with their friends and business contacts. To give a simple example, gone are the days that we constantly check and update our business contact list manually. Now the machine tracks these relationships and notifies us when an exception such as a change of job occurs with someone within our contact list. Similarly, this revolution is now at the cusp of new change in the B2B software space. Particularly in enterprise performance management.

4.	Democratization of Decision Making - Businesses can greatly benefit when they have underlying AI and machine learning platforms. Most of them have EPM systems that are old and without AI or machine learning platform. This is where KPISOFT comes in to lead the revolution in the EPM space. KPISOFT can now democratize the data and deliver contextual time relevant content to everyone in the organization according to the functions they are accountable for. This provides the unique opportunity for KPISOFT to swiftly penetrate the market with its AI and machine learning advantage and become the leading player in the next generation EPM platforms.

5.	Connected workforce of the future - We collaborate by the power of 10 or more than what we used to 10 years ago. It has become part and parcel of our daily life. Facebook, Linked-In and Instagram have transformed us into a most socially connected context like never before. Now the same is beginning to happen in the business space. Applications like Slack enable business users to insert reports and to collaborate instantly. KPISOFT has incorporated full scale collaborative features based on the contextual insight that we deliver to business users. Organizations do not need to have another app to collaborate. Collaboration is the heart of KPISOFT's solutions. We are determined to deliver insights regularly for all business users for them to address business challenges and to take corrective measures anytime and anywhere with all the necessary information at their fingertips.

6.	Growth - We intend to grow 50% per year by the following steps;

•	Geographic expansion; building our presence in globally in key cities and penetrate to the large enterprises that seriously need an app like ours.

•	Establishing our first external marketing programs to accelerate our growth. In the past our growth has been driven by word of mouth. We have engaged external leading tech research houses to co-produce case studies based on our successful implementations with large enterprise to showcase our technology solution and how it had helped large enterprises. We plan to use these published papers to initiate a global outbound marketing program through popular social medium to outreach our target prospects to the C-Suites of large corporations around the world.

•	Building on our CEO's thought leadership on the future of EPM

•	Developing a strategic position as the perceived leader in the EPM market.

•	Using proceeds from the Reg A+ offering to expand our professional consultancy program, expansion of our AI, Big Data and Mobile-first strengths to add strategic new products and services to our current product family.

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Risks Associated with Our Business

Our business is subject to numerous risks and uncertainties, including those highlighted in the section of this prospectus captioned “Risk Factors” immediately following this prospectus summary. Some of these risks are:

•	Our focus on large enterprises may slow down the sales cycle closure process. The bureaucracy and stringent governance in these organizations becomes drains our resources at times. We need to have the stamina of continued adequate resources to withstand the risk of delayed cycle time.

•	The innovation we are offering the market is unique. The customers may take time to understand and adapt to the new category available.

•	EPM market is increasingly competitive and if we are unable to compete effectively, our business, results of operations, financial condition and growth prospects will be harmed.

•	If we fail to acquire new customers, convince our existing customers to adopt our solutions, renew their subscriptions and purchase additional subscriptions, or to adapt our solutions to changing market dynamics and customer preferences, or to achieve increased market acceptance of our EPM solutions, our business, results of operations, financial condition and growth prospects will be harmed Due to our first 3-5 years sole focus on mid to large enterprises and the long sales cycle at times, our quarterly operating results may fluctuate and be unpredictable, and because we recognize revenue from subscriptions over the term of the agreement and near-term changes in sales may not be reflected immediately in our operating results.

•	We may not achieve anticipated revenue growth from expanding our sales force or from our development efforts, if at all.

The Offering

Common Stock Outstanding	10 Shares
Common Stock in this Offering	10,000,000 Shares
Series A Preferred Stock Outstanding	0 Shares
Total Stock to be outstanding after the offering	10,000,010 Shares

We have granted the broker-dealer the right to purchase up to an additional 750,000 shares of common stock to cover overallotments.

•	There are two (2) classes of stock in the Company at present: Common Stock and Series A Preferred Stock. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “SECURITIES BEING OFFERED”

•	The total number of Shares of Common Stock (10,000,000) assumes that the maximum number of Shares are sold in this offering.

•	The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name at an FDIC Insured bank and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

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The Company plans to begin sales immediately after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the company. The Company has engaged Alexander Capital, L.P., a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform administrative and technology related functions in connection with this offering, but not for underwriting services.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 100.00% of the total Shares of outstanding stock of the Company disregarding any conversions or the results of the Share Exchange Agreement not yet consummated and approximately 23% after the Share Exchange Agreement, as contemplated, is consummated.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $40,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account at an FDIC insured bank in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “KPISoft Inc.” Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds held in the account at an FDIC insured bank will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date if the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

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None of the Shares being sold in this offering are being sold by existing securities holders. All of the Common Stock was authorized as of September, 2017.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.KPISoft.com and Manhattan Street Capital’s platform (manhattanstreetcapital.com), to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.KPISoft.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Alexander Capital, L.P., a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

1.	Accept investor data from the company;

2.	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3.	Review subscription agreements received from prospective investors to confirm they are complete;

4.	Advise the company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5.	Contact the company and/or the company's agents, if needed, to gather additional information or clarification from prospective investors;

6.	Provide the company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7.	Serve as registered agent where required for state blue sky requirements,

8.	Transmit data to the company's transfer agent in the form of book-entry data for maintaining the company's responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping;

9.	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10.	Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

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The Company has agreed to pay Alexander Capital, L.P., a service fee equal to 7% on funds raised in the Offering that is raised by Alexander Capital; Four percent (4%) of the amount raised across alternative platforms; and two percent (2%) of the amount contributed by existing shareholders of KPI. Alexander will also be reimbursed for: (1) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Over-allotment Shares) with the Commission; (2) all Public Filing System filing fees associated with the review of the Offering by FINRA; (3) all fees and expenses relating to the listing of the Common Stock on the Exchange; (4) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate; (5) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Company and Alexander Capital together determine; (6) the costs of all mailing and printing of the placement documents (including, without limitation, the Placement Agency Agreement, and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agent’s Questionnaire and Power of Attorney), Offering Circulars Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Alexander Capital may reasonably deem necessary; (7) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the shares of Common Stock; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Alexander Capital; (9) the $21,775 cost associated with the Placement Agent's use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (10) up to $20,000 of the Placement Agent’s actual accountable “road show” expenses for the Offering. Alexander Capital may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to Alexander Capital.

Funds will be deposited in an account at an FDI Insured Bank and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. Alexander Capital, L.P. has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Alexander Capital, L.P. is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Alexander Capital, L.P. is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Alexander Capital, L.P.'s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Alexander Capital, L.P.'s involvement in this offering as any basis for a belief that it has done extensive due diligence. Alexander Capital, L.P. does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission, and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

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If you decide to subscribe for any Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 50 Shares of Common Stock in the cumulative principal amount of $200.00. All subscription checks should be sent to Alexander Capital, L.P. made payable to KPISoft at the following address: 17 State Street, 5th Floor, New York, New York, 10004. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Many Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified scientific, technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

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Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering.

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

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The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Faces Significant Competition in the United States and Elsewhere

The Company will face significant competition in the United States and elsewhere (please see the sub- section entitled “Competitive Landscape and Distinctions” below in this Offering Circular.

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

An Inability to Maintain and Enhance Product Image Could Affect Your Investment

It is important that the Company maintains and enhances the image of any new products. The image and reputation of the Company’s products may be impacted for various reasons including, but not limited to, bad publicity, litigation, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

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If We Are Unable To Effectively Protect Our Intellectual Property, It May Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Our business depends on proprietary technology that may be infringed. Some or all of our products depend or will depend on our proprietary technology for their success. We rely on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in our products. While we may seek patents for some or all of our products and technology, there is no guarantee that such patents will be granted. Our ability to successfully protect our technology may be limited because intellectual property laws in certain jurisdictions may be relatively ineffective, detecting infringements and enforcing proprietary rights may divert management’s attention and company resources, contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection, any patents we may receive will expire, thus providing competitors access to the applicable technology, competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and competitors may register patents in technologies relevant to our business areas. In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect the Company. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

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The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

We May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the Common Stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding Shares of stock are beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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Our Independent Auditor Firm Has Expressed In Its Report To Our Audited Financial Statements A Substantial Doubt About Our Ability To Continue As A Going Concern.

We have not yet entered into the commercialization stage of our products and therefore commercialization is uncertain and expected to require substantial expenditures. We have not yet generated sufficient revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent auditor firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the Common Stock.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business
•	our ability to manage the Company’s growth
•	whether the Company can manage relationships with key vendors and advertisers
•	demand for the Company’s products and services
•	the timing and costs of new and existing marketing and promotional efforts
•	competition
•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

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To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

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The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's brand awareness may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's media presence, the Company's market may decrease and the Company may fail to attract advertisers and subscribers, which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

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Our Company Could Face Several Regulatory Hurdles

Some or all of our products will need to comply with many governmental standards and regulations relating to the marketing, use and sale of our products in general. Compliance with all of these requirements may delay, or prohibit, commercialization in the Unites States and in various countries, thereby adversely affecting our business and financial condition.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Could Significantly Impair The Company's Ability To Conduct Its Business

The Company may outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities could require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business could be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will could be materially adversely affected.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Changes In The Economy Could Have a Detrimental Impact

Changes in the general economic climate could have a detrimental impact on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Our annual and quarterly revenues and operating results are inherently unpredictable and subject to fluctuations, and as a result, we may fail to meet the expectations of securities analysts and investors, which could cause volatility or adversely affect the trading price of our common stock.

The Company generates revenue by providing its Software-as-a-Service (“SaaS”) solutions through subscription license arrangements and related professional services, as well as through perpetual and term licenses and related software maintenance and professional services. The Company recognizes revenue in accordance with generally accepted accounting standards for software and service companies. The Company recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) fees are fixed or determinable and (4) collectability is reasonably assured. If we determine that any one of the four criteria are not met, we will defer recognition of revenue until all the criteria are met.

Our annual and quarterly recurring and non-recurring revenues may fluctuate due to our inability to perform services, achieve specific milestones and obtain formal customer acceptance of specific elements of the overall completion of a project. As we provide such services and products, the timing of delivery and acceptance, changed conditions with the customers and projects could result in changes to the timing of our revenue recognition, and thus, our operating results.

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Likewise, if our customers do not renew maintenance services or purchase additional products, our operating results could suffer. Historically, we have derived and expect to continue to derive a significant portion of our total revenue from existing customers who purchase additional products or renew subscription licenses and maintenance agreements. Our customers may not renew such maintenance agreements or expand the use of our products. In addition, as we introduce new products, our current customers may not require or desire the features of our new products. If our customers do not renew their subscriptions or maintenance agreements with us or choose not to purchase additional products, our operating results could suffer.

Because we rely on a limited number of customers, the timing of customer acceptance or milestone achievement, the amount of services we provide to a single customer, or the failure to replace a significant customer can significantly affect our operating results. Because expenses are relatively fixed in the near term, any shortfall from anticipated revenues could cause our quarterly operating results to fall below anticipated levels.

We may also experience seasonality in revenues. For example, our annual and quarterly results may fluctuate based upon our customers’ calendar year budgeting cycles. These seasonal variations may lead to fluctuations in our annual and quarterly revenues and operating results.

Our customers license our software in a number of ways including subscription licenses and perpetual licenses, which may be hosted in our third-party hosting center or on the customer’s own facilities.

Based upon the foregoing, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and that such comparisons should not be relied upon as indications of future performance. In some future period, our operating results may be below the expectations of public market analysts and investors, which could cause volatility or a decline in the price of our common stock.

Our lengthy sales cycle for our products makes it difficult for us to forecast revenue and exacerbates the variability of quarterly fluctuations, which could cause our stock price to decline.

The sales cycle of our products has historically averaged between nine to twelve months, and may sometimes be significantly longer. We are generally required to provide a significant level of education regarding the use and benefits of our products, and potential customers tend to engage in extensive internal reviews before making purchase decisions. In addition, the purchase of our products typically involves a significant commitment by our customers of capital and other resources, and is therefore subject to delays that are beyond our control, such as customers’ internal budgetary procedures and the testing and acceptance of new technologies that affect key operations. In addition, because we target large companies, our sales cycle can be lengthier due to the decision process in large organizations. As a result of our products’ long sales cycles, we face difficulty predicting the quarter in which sales to expected customers may occur. If anticipated sales from a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could fall below the expectations of financial analysts and investors, which could cause our stock price to decline.

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Developments in the market for cloud-based software solutions may harm our operating results, which could cause a decline in the price of our common stock.

The market for cloud-based software solutions is evolving rapidly. In view of changing market trends, including vendor consolidation, the competitive environment growth rate and potential size of the market are difficult to assess. The growth of the market is dependent upon the willingness of businesses and consumers to purchase complex goods and services over the Internet and the acceptance of the Internet as a platform for business applications. In addition, companies that have already invested substantial resources in other methods of Internet selling may be reluctant or slow to adopt a new approach or application that may replace, limit or compete with their existing systems. With the transition of our focus to a subscription sales SaaS model, which may help address certain market challenges, the rapid change in the marketplace nonetheless poses a number of concerns. Any decrease in technology infrastructure spending may reduce the size of the market for our solutions. Our potential customers may decide to purchase more complete solutions offered by larger competitors instead of individual applications. If the market for our solutions is slow to develop, or if our customers purchase more fully integrated products, our business and operating results would be significantly harmed.

If We Do Not Keep Pace With Technological Change, Including Maintaining Interoperability Of Our Products With The Software And Hardware Platforms Predominantly Used By Our Customers, Our Products May Be Rendered Obsolete, And Our Business May Fail.

Our industry is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, and emerging industry standards. In order to achieve broad customer acceptance, our products must be compatible with major software and hardware platforms used by our customers. In addition, our products are required to interoperate with electronic commerce applications and databases. We must continually modify and enhance our products to keep pace with changes in these operating systems, applications and databases. If our products were to be incompatible with a popular new operating system, electronic commerce application or database, our business would be significantly harmed. In addition, the development of entirely new technologies to replace existing software could lead to new competitive products that have better performance or lower prices than our products and could render our products obsolete and unmarketable.

Our Failure To Meet Customer Expectations On Deployment Of Our Products Could Result In Negative Publicity And Reduced Sales, Both Of Which Would Significantly Harm Our Business And Operating Results.

Deploying our products typically involves integration with our customers’ legacy systems, such as existing databases and enterprise resource planning software as well adding their data to the system. Failing to meet customer expectations on deployment of our products could result in a loss of customers and negative publicity regarding us and our products, which could adversely affect our ability to attract new customers. In addition, time-consuming deployments may also increase the amount of service personnel we must allocate to each customer, thereby increasing our costs and adversely affecting our business and operating results.

If We Are Unable To Maintain A Direct Sales Force, Sales Of Our Products And Services May Not Meet Our Expectations, And Our Business And Operating Results Will Be Significantly Harmed.

We most likely will depend on our direct sales force for a significant portion of our current sales, and our future growth depends in part on the ability of our direct sales force to develop customer relationships and increase sales to a level that will allow us to reach and maintain profitability. If we are unable to retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills or to reach productivity when anticipated, we may not be able to increase sales of our products and services, and our results of operations could be significantly harmed.

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If New Versions And Releases Of Our Products Contain Errors Or Defects, We Could Suffer Losses And Negative Publicity, Which Would Adversely Affect Our Business And Operating Results.

Complex software products such as ours may contain errors or defects, including errors relating to security, particularly when first introduced or when new versions or enhancements are released. In the past, we have discovered defects in our products and provided product updates to our customers to address such defects. Our products and other future products may contain defects or errors that could result in lost revenues, a delay in market acceptance or negative publicity, each of which would significantly harm our business and operating results.

Demand For Our Products And Services Will Decline Significantly If Our Software Cannot Support And Manage A Substantial Number Of Users.

Our strategy requires that our products be highly scalable. To date, only a limited number of our customers have deployed our products on a large scale. If our customers cannot successfully implement large-scale deployments, or if they determine that we cannot accommodate large-scale deployments, our business and operating results would be significantly harmed.

Some Of Our Customers Are Hosted By A Third-Party Provider.

Some of our customers’ licenses are hosted by a third-party data center provider under contract to us. Failure of the data center provider to maintain service levels as contracted could result in customer dissatisfaction, customer losses and potential product warranty or performance liabilities.

Restrictions On Export Of Encrypted Technology Could Cause Us To Incur Delays In Unauthorized Break-Ins Or Other Assaults On Our Computer Systems Could Harm Our Business.

Our servers are vulnerable to physical or electronic break-ins and similar disruptions, which could lead to loss of data or public release of proprietary information. In addition, unauthorized persons may improperly access our data. These and other types of attacks could harm us. Actions of this sort may be very expensive to remedy and could adversely affect our results of operations.

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Increasing Government Regulation Of The Internet Could Limit The Market For Our Products And Services, Or Impose Greater Tax Burdens On Us Or Liability For Transmission Of Protected Data.

As electronic commerce and the Internet continue to evolve, federal, state and foreign governments may adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services. If enacted, these laws and regulations could limit the market for electronic commerce, and therefore the market for our products and services. Although many of these regulations may not apply directly to our business, we expect that laws regulating the solicitation, collection or processing of personal or consumer information could indirectly affect our business.

We Are Subject To International Business Uncertainties That Could Harm Our Business And Results Of Operations Or Slow Our Growth.

Our ability to grow our business and our future success will depend in part on our ability to expand our operations and customer base worldwide. Our major operations started in Singapore and, in large part, will continue in southeast Asia. Disruptions, governmental upheaval, currency fluctuations, and terrorist attacks in this part of the world could have an adverse effect on our operations and profitability.

We Currently Have Limited Marketing And Limited Sales Organization In Place

We currently have limited marketing and limited sales organization for our products and services. If we are unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties to market and sell our products and services, we may not be able to effectively market and sell our product and services, or generate product revenues.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the needs to expand our presence which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

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If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to be made.

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There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of Our Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of Our Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should Our Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because The Company Does Not Have An Audit Or Compensation Committee, Shareholders Will Have To Rely On Our Directors To Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Investors In This Offering Will Experience Immediate And Substantial Dilution

Due to our significant accumulated deficit, investors in this offering will suffer immediate dilution of $2.29 per share or approximately 22.90% of the offering price of the shares if the maximum offering is sold. Further, if all of the shares offered hereby are sold and we enter into our Share Exchange Agreement, investors in this offering will own approximately 23% of the then outstanding shares of Common Stock. See “Dilution.”

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Type Of Stock Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

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You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be in the near future, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions provided by Regulation A of the JOBS Act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

_____________________________________

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so. For example, if our research and development activities need to be extended beyond our initial timeline, we may have to reallocate proceeds from other categories such as marketing for the purposes of research and development. We do not believe we will reallocate from our fixed costs such as equipment or rent.

We estimate that our net proceeds from the sale of the common stock that we are offering will be approximately $37,100,000 and based on the initial public offering of $4.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The principal purposes of this offering are to increase our visibility in the marketplace, increase our financial flexibility and create a public market for our common stock,

We intend to use the net proceeds to us from our initial public offering for working capital and other general corporate purposes. We may use a portion of the proceeds to fund the expansion of our business through strategic acquisitions or investments in other complementary businesses, technologies, or other assets, using cash of our common stock.

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A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

	10%	25%	50%	75%	100%
Units Sold	1,000,000	2,500,000	5,000,000	7,500,000	10,000,000
Gross Proceeds	$4,000,000	$10,000,000	$20,000,000	$30,000,000	$40,000,000
Offering Expenses[1]	$100,000	$100,000	$100,000	$100,000	$100,000
Selling Commissions & Fees[2]	$280,000	$700,000	$1,400,000	$2,100,000	$2,800,000
Net Proceeds	$3,620,000	$9,200,000	$18,500,000	$27,800,000	$37,100,000
Buy back of Shares	$543,000	$1,380,000	$2,775,000	$4,170,000	$5,565,000
Expansion of KPISoft worldwide	$2,502,225	$6,951,813	$14,651,125	$21,479,188	$28,084,250
Working Capital[5]	$449,775	$743,187	$923,875	$2,000,812	$3,250,750
Legal and Accounting[6]	$25,000	$25,000	$50,000	$50,000	$100,000
Total Use of Net Proceeds	$3,620,000	$9,200,000	$18,500,000	$27,800,000	$37,100,000
Total Use of Proceeds	$4,000,000	$10,000,000	$20,000,000	$30,000,000	$40,000,000

________________

(1)	Total expenditures for offering proceeds are anticipated to be $100,000, These direct and indirect expenditures include primarily SEC legal, preliminary legal and accounting, auditing services, marketing expenses, digital advertising expenses, filing fees, and other similar expenses related to the Regulation A offering. The Company has agreed to pay Manhattan Street Securities (“MSC”), a service fee equal to $25 per investor that invests through its platform. The Company will also pay $2,000 for web hosting and $25 in warrants per investor for the Company’s Common Shares. The warrants will be a cashless exercise and can be exercised for up to ten (10) years priced at $5.00 per share after the qualification of the Regulation A+ Offering by the Company. If the Regulation A+ does not complete within twelve (12) months of November 1, 2017, Client will deliver the Warrants promptly to MSC.

(2)	The Broker Dealer receives up to a seven percent (7%) commission on proceeds raised. The Broker Dealer is expected to also incur other fees such as (1) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Over-allotment Shares) with the Commission; (2) all Public Filing System filing fees associated with the review of the Offering by FINRA; (3) all fees and expenses relating to the listing of the Common Stock on the Exchange; (4) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate; (5) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Company and Alexander Capital together determine; (6) the costs of all mailing and printing of the placement documents (including, without limitation, the Placement Agency Agreement, and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agent’s Questionnaire and Power of Attorney), Offering Circulars Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Alexander Capital may reasonably deem necessary; (7) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the shares of Common Stock; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Alexander Capital; (9) the $21,775 cost associated with the Placement Agent's use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (10) up to $20,000 of the Placement Agent’s actual accountable “road show” expenses for the Offering.

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(3)	The Company may use up to 15% of the proceeds to “buy back” shares on the open market at some time in the future. The Company does not intend to make a tender offer and will buy back shares at the market price.

(4)

Management of the Company intends to use a substantial portion of the net proceeds for expanding the Company’s global presence. To date, the Company has a presence in seven (7) offices in seven (7) countries. With the proceeds from this Offering, the Company hopes to open fifteen (15) offices in thirteen (13) countries. To date, the Company has major operations in Bangalore, Kuala Lumpur, and San Francisco. It also operates sales and consulting offices in Frankfurt, Tokyo, Singapore, and Jakarta. The Company focus is on expanding footprint within largest organizations in each locations with seven (7) more offices in six (6) additional countries. The Company intends on opening additional offices in Dubai, London, Vancouver, Dallas, Atlanta, New York, Bangkok, and Sao Paolo. The Company plans to continue to acquire industry leading experts in the fields of software development and engineering.

(5)	We intend to allocate some of our proceeds to working capital.

(6)	We expect our legal and accounting costs to be related to the amount of capital that we will raise in this offering and the amount of business we will need to manage.

BUSINESS DESCRIPTION

Corporate Structure Overview

Our Principal offices are located at 15 Warren Street, Suite 25, Hackensack, New Jersey 07601and KPI Soft Pte Ltd is at Latitude 80, Robinson Road 80, Singapore.

Kpisoft, Inc., after the consummation of our Share Exchange Agreement, intends to be a holding company. We intend to conduct substantially all of our business through certain subsidiaries:

Name of the subsidiary	Country of Incorporation
KpiSoft Pte. Ltd	Singapore
Kpisoft International Pte. Ltd	Singapore
Kpisoft Malaysia Sdn.,Bhd.	Malaysia
Kpisoft Technologies Private Ltd	India
Kpisoft USA Inc.	USA

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Reorganization 2018

In early 2018, we intend to enter into a Share Exchange Agreement (the “Share Exchange Agreement”) with the shareholders of KPISoft Pte. Ltd., with offices in Singapore.

-	It is intended that Kpisoft Inc. will be the holding company for all subsidiaries worldwide.

-	KPISoft Pte. Ltd. shareholders exchanging each of their shares of KPISoft Pte. Ltd. for shares of KPISoft Inc. on a two- for-one basis

It is intended that the shareholders of KPISoft Pte. Ltd. will exchange (i) each of their Class A Ordinary Shares or Class B Ordinary Shares of KPISoft Pte. Ltd. for Common Shares of KPISoft Inc. on a two- for-one basis, and (ii) each of their Series A Preferred Shares of KPISoft Pte. Ltd. for shares of Series A Preferred Stock of KPISoft Inc. on a two- for-one basis.

After the reorganization, KPISoft Pte. Ltd. will become a direct wholly owned subsidiary of KPISoft Inc

Prior to the consummation of the transactions described in the Share Exchange Agreement, the Company shall file an amendment to its Certificate of Incorporation with the Delaware Secretary of State (together with the Company’s Certificate of Incorporation, the “Amended Certificate of Incorporation”), pursuant to which it shall increase its authorized number of shares of stock and create and describe the rights of the Series A Preferred Stock.

The current Dilution table is based on the current shares outstanding of Class A, Class B, and Series A shares outstanding. However, it should be noted that KPISoft Pte Ltd recently entered into a Bridge Loan Agreement (“Bridge Loan Agreement”) with V V PENTAFOND PTE. LTD. (the “Lender”). The terms of the Bridge Loan Agreement include a right to conversion, at the option of the Lender, to convert in whole or in part the Loan Amount into fully paid-up Series B Preference Shares of KPISoft Pte Ltd. This would increase the amount of shares and thus, further dilute the interests of shareholders of KPISoft after the Share Exchange Agreement is consummated. The amount of dilution and shares is dependent upon the amount the Lender elects to convert and the current price per share.

Number of Series B Conversion Shares to be issued = Converting Loan Amount/Price per share

“Price per share” means the higher of S$0.93 or 80 per cent. of the issue price (expressed in US Dollars) of each Series B Preference Share being issued as part of such Qualified Financing Round (the “Issue Price”), provided that the Price per share shall be the Issue Price where the Issue Price is equal to or less than S$0.93.

We believe the new US company structure will give us better access to the US market and will enable us to scale our business globally, based on the success story we achieved in Asia. The US market is the main market for business intelligence and performance analytics, and our unique value proposition may be disruptive in the current market.

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Problem Statement

Data today is only available to select individuals in the organization - particularly at the management and corporate level. Our founders being performance management consultants to large organization in their past careers are fully aware of the extent of this problem. To add to this fundamental problem, performance data resides in 3 different systems. Corporate performance at SCPM systems, operational data at data warehouse or BI systems and people performance data at HCM systems.

Unifying corporate, operational and people performance

KPISOFT solved this problem by developing an app that handles all 3 key value chain of performance - corporate performance, strategy maps, operational analytics and people performance in a single app. It solves people viewing different sets of performance data in silos at organization and most importantly delivers single source of truth for all users.

What organizations need are insights on KPIs not avalanche of data to be analyzed

More data does not necessarily simplify problem solving, instead it creates further silos and disparate actions. Rather what an organization need is single source of analysis for performance bottlenecks centered around KPIs that matters that moment, so the organization can now focus on solving the identified performance exceptions rather than laboriously churn our countless reports that blurs the view.

Our software solves the bane of various people doing different analysis to come up with actually same answers to key performance indicators. Why should people labor wasting precious resources on data analysis when machines today are intelligent enough to do that for you. Our analysts are on standby any time to change and curate new data sets based on the current performance issues. And with advent of AI, the single source of truth continuously updates itself and learns as the data evolves.

Augmented Analytics & Democratization of decision making is what matters

According to Gartner Research report (July 2017), Augmented analytics will be the future for business intelligence and analytics. The market is set to be disrupted by small and large players offering augmented analytics as key feature.

KPISOFT has researched and test deployed augmented analytics since 2015 and it has several successful case studies with leading large enterprises. By delivering performance insights at lightning speed to the finger-tips of everyone in the org in near real time, we induce decision making at every corner of the organization as opposed to select individuals, accelerating corrective actions, impacting significant improvement beyond linear trajectories.

Our Value Proposition

The value proposition of KPISOFT is to deliver high quality Performance Intelligence to organizations of any scale and from any industry through augmented analytics and democratization of performance visibility and insights to the entire organization.

Performance intelligence vision of KPISOFT goes far beyond providing scorecards, dashboards and graphs. The core idea of KPISOFT is to create a context aware organization platform that delivers timely performance improvement insights to everyone in the organization.

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KPISOFT’s approach:

USP1: Reduce implementation time and cost

Time to implement enterprise performance system in an organization has reduced to few weeks, and is mostly self-serviceable. This has been achieved due to an embedded performance domain model that can be taken across industries.

KPISOFT’s flexible domain model that is metadata-driven, supports customizing the nomenclature, structure and relationships in different kinds of tenants, extending the model with new entities and data elements without programming and an underlying graph database that enables capturing the relationships and dependencies across the organization as a graph.

Entities like division, department, section in an organization are modeled as a generic business unit, controlled by corresponding metadata. Similarly, the strategy methodologies such as Balanced Scorecard, 7S framework etc. are modeled as Strategy definitions. This allows the implementations to extend the core vocabulary and handle new types of entities, org structures, strategy structures and KPI structures. Hence saving significant time in implementations.

USP2: Better performance insights through data stored as a graph

A real-world organization is a complex web of relationships between different entities. Organization structures are varied, complex and differ from organization to organization and so are the frameworks followed for managing performance.

Formulating organization strategy, interpreting strategy to right KPIs for measurement, defining those KPIs unambiguously and cascading KPI accountability to employees is a complex business process in any sizable organization.

KPISOFT stores all these relationships between org unit, employees, strategy and KPIs in a graph database. By storing the data in a graph store, platform achieves a higher flexibility in defining relationships, improves performance compared to relational storage and enables query and traversal models which are otherwise very difficult to realize.

USP3: User experience that fosters social collaboration around performance management

KPISOFT provides a purpose focused user experiences that leverage social and collaborative features across multiple devices to engage around performance. One of the key shift in user experience is from a pull based form approach to a push based cards. KPISOFT has done away with a menu based passive user experience to a push based activity stream (same as a “News Feed” in Facebook). By engaging the user through a push based UX – KPISOFT can provide unique experience to each user based on usage data, performance characteristics, organization role etc.

KPISOFT’s push based UX is a game changer in the performance management product category. Other than just alerts based on targets thresholds, KPISOFT takes a more holistic approach towards performance improvement. KPISOFT proactively helps users on driving performance of the team by generating timely push based insights based on several management principles like MBO (Management by Objective), MBE (Management by Exception), Effective target management, Positive Reinforcement, Cohort behavior, League tables etc. Users will find KPISOFT to be a personal performance coach on their side.

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Push based performance insights cards are only useful if the team responsible engages on the insight and drives action. Hence KPISOFT’s activity stream HUB makes it extremely simple to makes it simple by allowing every insight card to have built in collaboration features like comment, share, tagging right people to the conversation.

USP4: Faster user adoption due to social media like user experience

User adoption is the key success factor for any enterprise wide system roll-out. User adoption usually suffers due to the time required for a new user to get accustomed to the system.

Product development roadmap.

Kpisoft continuous investments and improvement in existing and product development is key to the Company’s success. Our main investments for our product roadmap for 2018 consists of :

1.	Mobile:

•	Ask Joe! – KPISOFT’s performance improvement assistant on Mobile. Ask Joe! will enable users to ask performance related queries by simply speaking or typing it in normal conversational style to the app. Ask Joe! will reply through a voice response or visual card as a response.

•	Offline Capability: All the mobile features which requires user action on the app will be supported even without a connection to internet. At this stage, app only supports users to store and view data in offline but with this rollout, app will support all the features which requires users inputs as well.

2.	Platform Capabilities:

•	Insights Designer: Wizard based designer for implementation teams to configure, design and deploy performance insights based on different rules, events and algorithms fully supported through UI.

•	Gamification Module: Configurable general purpose gamification module which can be used by implementation teams to gamify any business process through configuring and defining game eligibility, rules, points, behaviour shaping missions, badges and rewards.

•	MyMoments: Rewards marketplace capability on the platform to list rewards of different categories, points required to redeem and fulfilment process. Users will be able to browse through rewards, create wishlist and redeem when they have sufficient points.

•	Schema Free, NoSql and live data querying support by developing data processing plugins on the platform with Apache Drill & Presto DB.

•	Apache Kylin implementation for large data projects to enable OLAP on Hadoop.

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Our Financial Model

By developing a performance management expertise, product development model and culture that are designed around the needs of our clients and users, we believe that we have established a business model that is favorable for our shareholders and investors as well.

The following are the key elements that reflect our financial model :

Investments in ongoing product development and new technology. We invest significantly more in research and development then in sales and marketing. These investments enable us to enhance and improve the capabilities of our existing product which is helping our clients to provide them more data- driven insights and help them successfully grow and save costs using our platform. We intend to continue to invest in product innovation and leadership, including hiring top technical talent, focusing on core technology innovation, and maintaining an agile organization that supports rapid release cycles.

Rapid and efficient acquisition of new customers. By providing products and services that are affordable and easy to implement, adopt and use, we are able to attract customers rapidly without employing large sales force and thereby lower the cost of customer acquisition significantly.

Continued expansion. Our success is dependent on our ability to expand the relationship with our existing base of customers. Our software spreads virally across teams and organizations as users invite others onto the platform to enable new ways of working, and we generate additional revenue as more users join within an organization and additional license, maintenance or subscriptions are sold. This increasing product attachment contributes further to our growth and expansion plans.

Invest in our People. Our management consultants have the subject matter expertise to understand quickly the business and technology needs of our clients and we intend to invest heavily in hiring the right talents familiar with new technology trends in BI, data analytics and AI.

Grow our distribution channels and channel partner ecosystem. We plan to invest more in distribution channels and relationships with technology alliances, system integrators, management consulting firms, and value-added resellers, or VARs, to help us enter and grow in new markets while complementing our direct sales efforts.

Opportunity in the market

Global revenue in the business intelligence (BI) and analytics software market is forecast to reach $18.3 billion in 2017, an increase of 7.3 percent from 2016, according to the latest forecast from Gartner, Inc. By the end of 2020, the market is forecast to grow to $22.8 billion.

According to Gartner, modern BI and analytics continues to expand more rapidly than the overall market, which is offsetting declines in traditional BI spending. The modern BI and analytics platform emerged in the last few years to meet new organizational requirements for accessibility, agility and deeper analytical insight, shifting the market from IT-led, system-of-record reporting to business-led, agile analytics including self-service.

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The modern BI and analytics market is expected to decelerate, however, from 63.6 percent growth in 2015 to a projected 19 percent by 2020. Gartner believes this reflects data and analytics becoming mainstream. The market is growing in terms of seat expansion, but revenue will be dampened by pricing pressure.

"Purchasing decisions continue to be influenced heavily by business executives and users who want more agility and the option for small personal and departmental deployments to prove success," said Rita Sallam, Research vice president at Gartner. "Enterprise-friendly buying models have become more critical to successful deployments."

According to IDC, the worldwide market for business analytics software represented approximately $41 billion in 2015 and is expected to grow to approximately $41 billion in 2020.

Within the broader business analytics software market, our platform currently addresses the business intelligence and analytic tools, which collectively represented approximately $18 billion in 2015 and are expected to grow to approximately $27 billion in 2020.

There is significant additional potential spend not included in the above estimates associated with spreadsheet users who we believe can benefit from our platform.

According to a IDC study an estimated 21 million spreadsheet users worldwide was working on advanced data preparation and analytics in 2016. Based on this study, we estimate that there is an additional opportunity of over $10 billion that our platform can address. In the same study, IDC estimated that over 80% of spreadsheet users are using manual copy and paste methods to acquire data. The IDC study also estimated that in the United States alone, there is a cost to companies of approximately $40 billion per year associated with time spent by data workers repeating processes when data sources are updated.

“Enterprise performance management (EPM) software solutions play a key role in analysing, monitoring, and improving an organization's performance—and ultimately the bottom line.”

Gartner, July 2016

Estimated Milestones

The Company hopes to reach the following milestones utilizing the funds from this Offering:

•	By 2019, 50 large global enterprises
•	Double digit revenue growth through
•	By 2019, geographical expansion into 15 markets.
•	Throughout 2018, we hope to raise the Company’s profile and branding
•	By 2019, list on the New York Stock Exchange.
•	By 2022, expand into the Latin American market.

Competition

The market for self-service data analytics solutions is new and rapidly evolving. In many cases, our primary competition is manual, spreadsheet driven processes and custom built approaches in which potential customers have made significant investments.

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Competitive edge #1 - All of performance functions in a single integrated app - a major competitive and disruptive edge

KPISOFT solved this problem by developing an app that handles all 3 key value chain of performance - corporate performance, strategy maps, operational analytics and people performance in a single app. It solves people viewing different sets of performance data in silos at organization and most importantly delivers single source of truth for all users. Companies today would need to waste resources buying 2 or 3 different applications to serve the same purpose. Good cost savings but greater efficiency gain in terms of one seamless data visibility enabling fast decision making.

Competitive edge 2 - We push time relevant insights - users don’t have to browse through - What organizations need are insights on exceptions based on KPIs, not avalanche of data to be analysed

More data does not necessarily simplify problem solving, instead it creates further silos and disparate actions. Rather what an organization need is single source of analysis for performance bottlenecks centered around KPIs that matters that moment, so the organization can now focus on solving the identified performance exceptions rather than laboriously churn our countless reports that blurs the view. Its counter-productive Our software solves the bane of various people doing different analysis to come up with actually same answers to key performance indicators. Why should people labor wasting precious resources on data analysis when machines today are intelligent enough to do that for you. Our analysts are on standby any time to change and curate new data sets based on the current performance issues. And with advent of AI, the single source of truth continuously updates itself and learns as the data evolves.

Competitive edge 3 - Democratization of decision making is what matters - Data only at select individuals is not as powerful as data in the hands of everyone in the org.

By delivering performance insights at lightning speed to the finger-tips of everyone in the org in near real time, we induce decision making at every corner of the organization as opposed to select individuals, accelerating corrective actions, impacting significant improvement beyond linear trajectories.

Source : Magic quadrant, Gartner

We compete with large software companies, including providers of traditional business intelligence tools, that offer one or more capabilities that are competitive with our platform. These capabilities include data preparation and/or advanced analytic modeling tools from IBM, Microsoft, Oracle, SAP as well Performance management analytics competitors like Tableau Software and SuccessFactors (a SAP company).

Smaller competitors to be mentioned providing one of the 3 segments mentioned above are Birst, Looker, and Betterworks.

Other large software and data visualization companies already provide products and services in adjacent markets and may decide to enter our market.

We could also face competition from new market entrants, some of whom might be our current technology partners of ours. In addition, some business analytics software companies offer niche data preparation options that are competitive with some of the features within our platform, such as MicroStrategy and TIBCO Software.

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Many of our competitors, particularly the large software companies named above, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services, or other resources and greater name recognition than us.

We expect competition to increase as other established and emerging companies enter the self-service data analytics software market, as customer requirements evolve, and as new products and services and technologies are introduced.

We believe the principal competitive factors in our market include:

•	Mobile features, quality, reliability, performance and effectiveness
•	Ease of use
•	Ability to integrate with other technology infrastructure
•	Software analytics expertise
•	Total cost of ownership
•	Customer experience, including support
•	Brand awareness and reputation

We believe we compete favorably with our competitors on the basis of the factors described above. Our ability to remain competitive will largely depend on our ongoing performance in the areas of the quality and unique capabilities of our platform.

Revenue Model SAAS

The Company looks to generate revenue from multiple integrated channels:

The Company is deriving revenue from Subscription for use of our platform, professional services, maintenance and support.

Our Software can be licensed for use on a desktop or server, or it can be delivered through a hosted model. Subscription periods for our platform generally range between one to five years and the subscription fees are typically billed annually in advance. We recognise revenue from subscription fees rateable over the term of the contract. The Company also generates revenue from Professional services, including training and consulting services.

We employ a “land and expand” business model. Our Go-to market approach often begins with a small consulting project to identify the needs of the client and is followed by an initial purchase of the platform. As organisations realize the benefits derived from our platform, use frequently spreads across departments or divisions, and geographies through word-of mouth, collaboration, and standardisation of business processes.

We sell our platforms through direct sales and marketing channels and intend to expand in future online and off-line sales and marketing activities.

Factors Affecting Our Performance

We believe that our performance and future success are dependent upon a number of factors, including our ability to continue to expand and further penetrate our customer base, innovate and enhance our products, and invest in our infrastructure. While each of these areas presents significant opportunities for us, they also pose significant risks and challenges that we must successfully address. See the section of this report titled "RISK FACTORS"

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Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for expanding the Company’s global presence. To date, the Company has a presence in seven (7) offices in seven (7) countries. With the proceeds from this Offering, the Company hopes to open fifteen (15) offices in thirteen (13) countries. To date, the Company has major operations in Bangalore, Kuala Lumpur, and San Francisco. It also operates sales and consulting offices in Frankfurt, Tokyo, Singapore, and Jakarta. The Company focus is on expanding footprint within largest organizations in each location with seven (7) more offices in six (6) additional countries. The Company intends on opening additional offices in Dubai, London, Vancouver, Dallas, Atlanta, New York, Bangkok, and Sao Paolo. The Company plans to continue to acquire industry leading experts in the fields of software development and engineering.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the startup phase and have only recently launched the Company, we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

MARKET AND INDUSTRY

This prospectus contains estimates and information regarding our industry, market size and growth rate of the markets in which we are active, that are based on several industry publications and reports. We have not independently verified the accuracy or completeness of all the data contained in these reports and publications.

The industry in which we operate is subject to a high degree of un\certainty and risk due to a variety of factors, including those described in “Risk Factors”, that could cause results of differ materiality from those expressed in these publications and reports.

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The source of these independent industry reports and publications is mentioned below:

(1) Gartner, Inc., Forecast: Enterprise Software Markets, Worldwide, 2013-2020, Q416 Update, September 2016.

(2) International Data Corporation, Worldwide Collaborative Applications Forecast, 2015-2019, June 2015.

(3) International Data Corporation, Worldwide Analytic and Performance Management Applications Software Market Shares 2015, July 2016.

(4) Gartner, Market opportunity Map: analytics and Business Intelligence worldwide, June 2017.

(5) Gartner, Magic Quadrant for Business Intelligence and Analytics platforms

(6) Forrester, Use digital Technologies to Improve Employee Engagement, Claire Schooley and Paul D. Hammerman, May 2016.

Trends in the Business Analytics Market:

In 2016, the progressive shift over the years from IT-led reporting to business-led self-service analytics passed the tipping point, empowering the business users with the power of advanced, statistically sound business analytics for agile, simple, actionable, and relevant decision-making.

Modern BI and analytics tools have broken the traditional data warehousing paradigms by abstracting the end-to-end process, not requiring semantic models or even a data warehouse. They offer a highly interactive and intuitive visual-based exploration experience for business users. Modern BI tools that support greater accessibility, agility and analytical insight at the enterprise level will dominate new purchases.

In 2017, we see more and more businesses are investing in cloud-capable, robust BI platforms that can handle multiple data management capabilities such as integration, storage, visualization, statistical and quantitative analysis, instead of multiple specialty tools. These cloud deployments of BI and analytics platforms have the potential to reduce costs of ownership and speed time to deployment.

Business users want to analyze diverse, often large and more complex combinations of data sources and data models, faster than ever before. The ability to rapidly prepare, clean, enrich and extend analytics content will be a key enabler of more pervasive adoption and value from analytics.

Trends in the Performance Management Market

The globalisation of business in all industries has created competition that is interconnected and increasingly complex. Innovative and powerful entrants have crowded many industries and created even –more complex business requirements, along with the need for effective monitoring, operation, and execution of business processes. Since the focus over the last years was on cloud technology and mainly Big Data, we believe focus in future will change more on effective EPM solutions and practice supporting the overall decision-making process of an organization.

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Currently the total addressable market for EPM solutions is large and largely unpenetrated. According to a report from Gartner , the enterprise Performance Management Market ( global drivers, restraints, opportunities, trends and Forecasts to 2023) to grow at a CAGR of 11.4% during the forecast period of 2017-2023.

Subscription fees for our applications are based primarily on the customer’s annual costs being managed by our applications and the number of applications or capabilities for which the customer has subscribed.

With a reasonable expectation of our ability to penetrate the market, we believe that the current total addressable market for our existing EPM solutions is approximately $5billion.

We also believe that, with the development of additional capabilities and applications, our platform can be extended to other areas of customers’ businesses.

Trends in Human Capital Management

The modern workplace is one that has turned traditional ideas about how works happens, how to manage talent and what drives business success upside down. An expanding global marketplace has made it nearly impossible for employees to work in silos and still achieve. Another fact is the increase in the number of millennials as being the largest workforce. At the same time research has correlated the new performance management approach of enterprise – wide goal alignment and more frequent, meaning full feedback with increased employee satisfaction and engagement, and more significantly, with proven corporate performance.

The traditional annual performance review is behind the decline in usefulness of performance assessment. Ongoing feedback processes is part of the solution, and intelligent, cognitive systems can help us in doing this. In collecting feedback much more frequent and agile, and more lightweight, open and collaborative, these things really drive performance.

The rise of Artificial Intelligence (AI), Machine Language (ML) and Cognitive Computing Assets

In 2020, the worldwide adoption of cognitive and AI is estimated to grow from $8 billion in 2016 to more than $47 billion, 38 percent of enterprises are already using AI technologies (that includes machine language, deep learning, predictive and prescriptive analytics) while 62 percent will use AI technologies by 2018.

AI analyzes more and deeper data using neural networks that have many hidden layers and achieves incredible accuracy.

DESCRIPTION OF PROPERTY

The Company owns no real property. With the proceeds from this Offering, the Company intends to procure appropriate offices in future as discussed in our section entitled “Use of Proceeds.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

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DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 100% of the total Shares of stock of the Company, but will only own 22.96% after our Share Exchange Agreement.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $26.00 since the Company has not generated any revenue to date. Based on the number of Shares of Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately ($260) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Class Common Stock outstanding.

The following table illustrates this per Share dilution assuming 100%, 75%, 50%, 25%, and 10% of the Shares Offered are sold at $4.00 per share:

	100%	75%	50%	25%	10%
Net Tangible Assets	$39,999,974.00	$29,999,974.00	$19,999,974.00	$9,999,974.00	$3,999,974.00
Offering Expenses	$2,899,998.18	$2,199,998.18	$1,499,998.18	$799,998.18	$379,998.18
Net Tangible Assest Less Offering Expenses	$37,099,975.82	$27,799,975.82	$18,499,975.82	$9,199,975.82	$3,619,975.82
Shares Sold Under this Offering	10,000,000	7,500,000	5,000,000	2,500,000	1,000,000
Total Shares After Offering	10,000,010	7,500,010	5,000,010	2,500,010	1,000,010
Previous Net Tangible Value	($2.60000)	($2.60000)	($2.60000)	($2.60000)	($2.60000)
Book Value per Share After Offering	$3.71	$3.71	$3.70	$3.68	$3.62
Increase to Old Shareholders	$6.31	$6.31	$6.30	$6.28	$6.22
Change in Value	$2.29	$2.29	$2.30	$2.32	$2.38
Percentage Dilution	22.90%	22.93%	23.00%	23.20%	23.80%

Common Shares Outstanding After SEA	43,546,667	41,046,667	38,546,667	36,046,667	34,546,667

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SELECTED FINANCIAL DATA

You should read the following selected consolidated financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus.

As of November 30, 2017

TOTAL ASSETS	69,974

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Loan From Related Party	70,000
TOTAL LIABILITIES	70,000

TOTAL SHAREHOLDERS’ EQUITY	(26)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	69,974

Inception to November 30, 2017

Revenues	$0

Expenses	$26

Net Income (Loss)	$(26)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus. The following discussion contains forward-looking statements, including, without limitation, our expectations and statements regarding our outlook and future revenues, expenses, results of operations, liquidity, plans, strategies and objectives of management and any assumptions underlying any of the foregoing. Our actual results could differ materially from those discussed in the forward-looking statements. Our forward-looking statements and factors that might cause future actual results to differ materially from our recent results or those projected in the forward-looking statements include, but are not limited to, those discussed in "Special Note Regarding Forward-Looking Statements" and "Risk Factors."

Overview

Our vision is to be the leading provider of AI driven performance management solution globally.

At KPISOFT we have a worldview from our experience as management consultants, organizations at large ultimately require a solution for a problem, rather than suite of technology products.

To give an example to our domain, a client may be having a challenge to converge disparate data from various systems, create a single source of truth to be published in reports to be used across the organization.

In the past, these orgs would look out for BI tools, set up their own hardware and infra, get their IT team to manage the tool and produce reports. And then from these reports garnered, they send these reports to various people in the performance value chain.

However, what we had repeatedly noticed is that what the clients want actually near real time report delivered to their people, everything else is the just the means to that end.

Our software is used by large enterprises to deliver performance insights at the finger-tips of everyone in their org. These are industry’s leading players in the geographies we operate. Organizations use our product to improve various performance areas such as sales, operational efficiency, service levels, customer service, safety and quality, asset management, production, people performance, and various other more granular use cases.

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We intend to offer KPISOFT applications to our customers on an enterprise-wide subscription basis, typically with three to five year terms and with subscription fees based on the size of the customer’s workforce after entering into a Share Exchange Agreement with KPI Singapore We generally recognize revenues from subscription fees ratably over the term of the contract. We market our applications to enterprise customers primarily through our direct sales force.

Since KPI Singapore’s incorporation 2008, under the umbrella of Kpisoft Pte. Ltd., Singapore, we began with deep investment in product development to create a unique Performance Software application that was launched in 2016 only. The product development from 2009 till 2016 was funded by own cash flow from existing operational business and funded by founders, family, and friends.

As of 2016, the KPI Singapore received major funding from Asian Venture Capital and Private Wealthy Individuals to finance our growth strategy and raised approx. USD10 Million in Seed and Series A capital. Our main investors are based in Singapore, Malaysia and Indonesia.

Our current financial focus is on growing our professional consulting revenue and deferred revenue and achieve a footprint in the global Enterprise Performance Market.

Our culture of innovation and dedication to customer service drives our success in implementing and refining our product development and together with our software team in Bangalore, India we intend to invest further in AI and machine learning technology and application development to address our customers’ needs.

With a team of 80 people and growing rapidly, we serve Large Enterprises in Malaysia, Singapore, Indonesia, Sri Lanka, Middle East and targeting European markets as well.

In addition, with a US presence we plan to expand our sales and marketing organizations to sell our applications globally.

Our land and expand business model results in a wide variety of sales transaction sizes. The time it takes to close a transaction, defined as the time between when a sales opportunity is entered in our customer relationship management system until when a related license agreement is signed with the customer, generally varies with the size of the transaction.

Components of Results of Operations

Revenues

We intend to offer subscriptions to our cloud-based applications, Employee Performance Management (EPMS), BI and Sales Performance Management after our Share Exchange Agreement is consummated.

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We intend to primarily derive our revenues from subscription fees and professional services fees. Subscription revenues primarily consist of fees that give our customers access to our cloud-based applications, which include routine customer support at no additional cost.

Professional service fees include deployment services, optimization services, and training.

Subscription revenues are driven primarily by the number of customers, the number of workers at each customer, the number of applications subscribed to by each customer, the price of our applications, and to a lesser extent, renewal rates.

Subscription fees are recognized ratably as revenues over the contract term beginning on the date the application is made available to the customer, which is generally within two weeks of contract signing. Our subscription contracts are cancelable, and typically have a term of three to five years. We generally invoice our customers in advance, in annual installments. Amounts that have been invoiced are initially recorded as deferred revenue and are recognized ratably over the subscription period.

Our consulting and deployment engagements are typically billed on a time and materials basis, and revenues are typically recognized as the services are rendered. We offer a number of training options intended to support our customers in configuring, using and administering our services. Our typical professional services and training payment terms provide that our customers pay us within 30 days of invoice.

Results of Operations

The period of September 6, 2017 (date of inception) to November 30, 2017

Revenue. Total revenue for the period from September 6, 2017 (date of inception) to November 30, 2017 was $0. September 5, 2017 (date of inception) to November 30, 2017 as the Company was in the start-up phase.

Revenue recognition

We derive our revenues primarily from subscription fees and from professional services fees, including training. We sell subscriptions to our cloud-based applications through contracts that are generally between three and five years in length. Our arrangements do not contain general rights of return.

Our subscription contracts do not provide customers with the right to take possession of the software supporting the applications and, as a result, are accounted for as service contracts.

We commence revenue recognition for our cloud-based applications and professional services when all of the following criteria are met:

•	There is persuasive evidence of an arrangement;
•	The service has been or is being provided to the customer;
•	Collection of the fees is reasonably assured; and
•	The amount of fees to be paid by the customer is fixed or determinable.

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Subscription Revenues

Subscription revenues are recognized on a straight-line basis over the contractual term of the arrangement beginning on the date that our service is made available to the customer, provided revenue recognized does not exceed amounts that are invoiced and currently due. Amounts that have been invoiced and that are due are recorded in deferred revenue or revenues, depending on whether the revenue recognition criteria have been met.

Professional Services Revenues

Professional services revenues are generally recognized as the services are rendered for time and material contracts, or when any milestones are achieved and accepted by the customer for fixed price contracts. The majority of our professional services contracts are on a time and materials basis. Training revenues are recognized as the services are performed.

Operating Expenses. Operating expenses for the period from September 5, 2017 (date of inception) to November 30, 2017 were $26. Operating expenses for the period were comprised of simple administrative expenses.

Operating Expenses

Our operating expenses are classified into three categories: sales and marketing, research and development, and general and administrative. For each category, the largest component is personnel. costs, which include salaries, payroll taxes, employee benefit costs, bonuses, commissions, as applicable, and stock-based compensation expense.

Sales and Marketing expenses.

Sales and marketing expenses consist primarily of employee-related expenses, sales commissions, marketing programs and travel related expenses. Marketing programs consist of advertising, events, corporate communications, brand building and product marketing activities

General, administrative and selling expenses

General and administrative expenses consist of employee-related expenses for finance and accounting, legal, human resources and management information systems personnel, legal costs, professional fees and other corporate expenses.

Other Income (Expense), Net

Net Loss. Net loss for the period from September 6, 2017 (date of inception) to November 30, 2017 was ($26.) This is equal to the Operating Expenses since there were no revenues during that start-up period.

Liquidity and Capital Resources

The Company had net cash of $34,974 at November 30, 2017.

During the period from September 6, 2017 (date of inception) to November 30, 2017, we used $35,000 cash to cover the expenses associated with this offering and other prepaid expenses.

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During the period from September 6, 2017 (date of inception) to November 30, 2017, none of Company cash was used for either financing activities or investing activities and all capital needs were met by the founders.

Related Party Transactions

The company entered into an intercompany transaction of $70,000 from Kpisoft Pte. Ltd. dated September 15, 2017 to fund the formation and offering expenses for the Company.

Multiple Deliverable Arrangements

For arrangements with multiple deliverables, we evaluate whether the individual deliverables qualify as separate units of accounting. In order to treat deliverables in a multiple deliverable arrangement as separate units of accounting, the deliverables must have standalone value upon delivery. If the deliverables have standalone value upon delivery, we account for each deliverable separately and revenue is recognized for the respective deliverables as they are delivered. If one or more of the deliverables do not have standalone value upon delivery, the deliverables that do not have standalone value are generally combined with the final deliverable within the arrangement and treated as a single unit of accounting. Revenue for arrangements treated as a single unit off accounting is generally recognized over the period commencing upon delivery of the final deliverable and over the term of that deliverable.

Subscription contracts have standalone value as we sell the subscriptions separately. In determining whether professional services can be accounted for separately from subscription services, we consider the availability of the professional services from other vendors, the nature of our professional services and whether we sell our cloud-based applications to new customers without professional services.

When multiple deliverables included in an arrangement are separable into different units of accounting, the arrangement consideration is allocated to the identified separate units of accounting based on their relative selling price. Multiple deliverable arrangement accounting guidance provides a hierarchy to use when determining the relative selling price for each unit of accounting. Vendor-specific objective evidence (VSOE) of selling price, based on the price at which the item is regularly sold by the vendor on a standalone basis, should be used if it exists. If VSOE of selling price is not available, third-party evidence (TPE) of selling price is used to establish the selling price if it exists. VSOE and TPE do not currently exist for any of our deliverables. Accordingly, for arrangements with multiple deliverables that can be separated into different units of accounting, we allocate the arrangement fee to the separate units of accounting based on our best estimate of selling price. The amount of arrangement fee allocated is limited by contingent revenues, if any.

We determine our best estimate of selling price for our deliverables based on our overall pricing objectives, taking into consideration market conditions and entity-specific factors. We begin the evaluation of our best estimate of selling price by reviewing historical data related to sales of our deliverables, including comparing the percentages of our contract prices to our list prices. We also consider several other data points in our evaluation, including the size of our arrangements, the cloud applications sold, customer demographics and the numbers and types of users within our arrangements.

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There are two classes of stock in the Company:

1. Common Stock

2. Series A Preferred Stock

The total number of shares of both classes of stock the Company is authorized to issue is 48,000,000 shares, 40,000,000 of which are Common Stock and 8,000,000 of which are Preferred Stock. The Shares being sold in this Offering are all Common Stock.

Description of Rights of Classes of Stock

Common Stock

The Shares to be issued pursuant to this Offering will be Common Stock. All shares of Common Stock of the Company shall be entitled to one vote on all matters submitted to holders of Common Stock for a vote. All shares of Common Stock of the Company shall be identical.

Series A Preferred Stock

The Series A Preferred Stock, although not established or agreed to, will most likely be entitled to the following rights and preferences. An amended certificate of incorporation has yet to be filed.

Dividends

The holders of the Series A Preferred Stock are entitled to a cumulative preferential dividend of eight (8%) percent based on the original issues price of the stock (“Original Issue Price.”)

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), or any change of control event, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company that are available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per issued and outstanding share of Series A Preferred Stock equal to one hundred fifty (150%) percent of the Original Issue Price of each such Series A Preferred Stock, plus an amount equal to all accruing dividends accrued but unpaid thereon, whether or not declared, together with all dividends declared but unpaid thereon to the date of final distribution (subject to subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock)

Conversion Rights

Each holder of Series A Preferred Stock shall be entitled, at its sole discretion, at any time and from time to time in the manner set out in the Amended Certificate of Incorporation, and without the payment of additional consideration, to convert all or any of the issued and outstanding shares of Series A Preferred Stock it holds (the “Converting Series A Preferred Stock”) into fully paid and non-assessable shares of Common Stock at the Conversion Ratio.

“Conversion Ratio” means, in relation to the conversion of the Converting Series A Preferred Stock, the ratio determined by dividing the Original Issue Price by the Conversion Price; and

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Conversion Price” means, initially, in relation to each share of Series A Preferred Stock, the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock and pursuant to the anti-dilution provision described below).

Voting Rights

Series A Preferred Stock shall be entitled, with respect to all matters submitted to the holders of Common Stock, to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining Shareholders entitled to vote on such matter.

Automatic Conversion

Series A Preferred Stock shall be automatically and mandatorily converted into Common Stock at the Conversion Ratio in accordance with the amended Certificate of Incorporation, and the Conversion Rights shall be deemed to be automatically exercised.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2017.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

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Directors, Executive Officers and Significant Employees

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office	PT Hours (1)	FT Hours (2)
Executive Officers
Raveenderen Ramamoothie	CEO, CFO, President, Secretary		09-21-17 to present		40
Kenneth J. Kominski	CHRO		09-21-17 to present		40
Naveen Deshpande	CTO		09-21-17 to present		40
Directors
Rod Turner	Director		09-21-17 to present
Damian Tan	Director		09-21-17 to present
Finian Tan	Chairman of the Board		09-21-17 to present

(1) Approximate Hours Worked Per Week For Part Time Employee
(2) Approximate Hours Worked Per Week For Full Time Employee

Directors, Executive Officers and Significant Employees

As of the date of this filing, KPISOFT has one full-time employee. It has also established a business board of directors and a scientific advisory board. In addition, KPISOFT has engaged with other key individuals possessing a range of expertise including mechanical engineering, process engineering, software engineering, computational modeling and other areas. These additional key individuals could start employment at KPISOFT at such time as the company has sufficient capital or financing to fund the expanded launch of its business activities and research and development.

The number of business and personnel hired by KPISOFT will scale based upon funds raised in the equity crowdfunding offering and as operating needs warrant. Certain skilled executive positions, such as a software engineers will be needed to expand and improve our product lines, will be filled in a timely fashion as the business progresses.

KPISOFT business board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of KPISOFT include:

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Ravee Ramamoothie, Founder, CEO, and CFO

Ravee is a serial entrepreneur. He founded KPISOFT in 2008 with 4 partners and is currently based in Singapore.

Prior to KPISOFT, Ravee was the Managing Director of AN International, a boutique performance management consulting firm in South East Asia. He oversaw the performance management consulting practice and led successful implementations in large enterprises including government ministries and agencies in South East Asia.

Prior to AN International, Ravee was the CEO of E-Pedas, the IT subsidiary of the public-listed group of Safeguards Securicor.

Ravee obtained his Master’s Degree with Distinction in Business Administration from University of Liverpool, United Kingdom.

Having led performance improvement programs in number of multinationals and governments across the globe, Ravee is passionate about helping organizations perform better. His leadership career and deep research in the subject of performance management for the past 21 years has shaped a revolutionary cloud app in the domain of business performance management, which is now emerging in the market via KPISOFT.

Ravee’s core philosophy is to democratize analytics to everyone in an organization, enabling continual performance visibility, active engagement and swift action. Ravee is also an avid writer and author who contributes thought leadership research and articles in the business performance management domain.

Mr. Ramamoothie’s latest journal publication in collaboration with University of Liverpool is titled “How is performance management linked to organizational strategy execution and performance?

Naveen Deshpande, CTO

Naveen Deshpande is the co-founder and CTO of KPISOFT, a visionary technoprenuer at heart with exceptional entrepreneurial drive. His journey as an entrepreneur began in his college days as a student when he cofounded a mobile app company which was funded by his college's technology incubator MSRIT labs.

Naveen’s passion lies in building next generation application platforms. In KPISOFT, Naveen innovated revolutionary features in its platform transforming the way organizations use data and giving organizations unprecedented real time augmented insights of their performance

Apart from technology leadership in KPISOFT, Naveen had advised and led implementation teams rolling out enterprise performance management systems for large enterprises across Malaysia, Sri Lanka, Indonesia and Japan with breakthrough results in various industries like Telecom, Insurance, Banking, Real Estate and Government.

He has been instrumental in supporting the clients along their transition journey from conventional on premise software to cloud/SaaS, delivering major impact through a structured approach towards enterprise performance management.

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Prior to KPISOFT, Naveen was a founding team member of AB Innovative, a technology services firm with core clients based out of the United States.

Mr. Deshpande received his ‘Global Masters in Business Administration (GMBA)’ in Technology Management an international program across Singapore, UAE and Australia, from S.P Jain School of Global Management. Naveen was a Dean’s lister with 2 gold medals during his master’s program. He received his Bachelor’s in Engineering with distinction from one of the prestigious technology institutes in Bangalore, India.

Kenneth J. Kominski, CHRO

Kenneth J. Kominski is the Chief Human Resource Officer of KPISOFT with more than 20 years of experience with international organizations operating in the USA as well as in several countries within Asia, Pacific and Europe. Extensive recruitment experience and achievement in building multiple best-in-class employees at all levels. Natural relationship builder capable of influencing and fostering an environment that supports people development, respect, integrity, humility, innovation, quality, business excellence and superior performance.

Kenneth designed and developed the Service Series©. that was accredited by the Singapore Ministry of Education. The Service Series© is comprised of 144 modules that focuses on developing an individual’s personal and professional toolkit.

Assisted in the design and development of focus group facilitation for the Singapore Police Force that would help them better understand how to improve the quality of service provided at the neighborhood police stations.

Established the first training center in China for Sheraton/Starwood. Received the prestigious “Expatriate of the Year” from the Shanghai Tourism Ministry for my contribution to the development of local talent across China.

Kenneth’s focus has been on understanding the performance, engagement, learning and development challenges organizations face and then assist the companies by designing and developing programs that fill the gap. This bespoke approach not only helps companies achieve their strategic goals but also helps their employees grow and develop personally and professionally.

Kenneth is a proud graduate of Bond University, Queensland Australia.

Dr. Finian Tan, Chairman of the Board of Directors

Dr Finian Tan is the founder of Vickers Venture Partners together with 4 cofounding partners. Vickers has 6 offices globally, managing more than $2billion in assets and is one of the top 10 most consistent VCs in the world according to Prequin’s 2017 Q3 report. He is currently based in Singapore and the USA

Before starting Vickers, Finian was the founding partner of Draper Fisher Jurvetson ePlanet Asia. He led the fund’s lead investment into Baidu when the company was just 15 people strong and valued at $20million and had two seats on the board. At the IPO, the fund was the single larger shareholder of Baidu with over 30% equity in the company. As of 19th Nov 2017, Baidu was valued at over $80billion.

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Prior to DFJ, Finian was Deputy Secretary of Trade and Industry for the Singapore Government where he oversaw the creation of the billion dollar TIF fund and was subsequently appointed as chairman of the fund.

As part of his earlier career path, Finian was the regional director of Goldman Sachs, running the operations of J.Aron Singapore

Finian received his Doctor of Philosophy and Master of Philosophy in Engineering from Cambridge University. He received his B.Sc. in Engineering from the University of Glasgow where he won all the prizes awarded in the final exams.

Dr. Damian Tan, Director

Dr. Damian Tan joined Vickers in 2005 as a Venture Partner. He has been a Managing Director and a member of the Investment Committee since July 1, 2014, and is based in Singapore. He has over 30 years of experience in the field of IT in companies such as Hewlett Packard, Digital, Far East Computers, Olivetti, Oracle and Apple. Damian also has extensive project management experience, having been involved with the direction of large, complex technology projects in the Asia-Pacific region, Europe and the U.S.

Damian earned his professional degree from the British Computer Society, and holds a Doctor of Business Administration from the California Intercontinental University and a Master of Science with Distinction from Middlesex University.

Damian has held various leadership positions, including Chairman of Entrepreneurship of the Singapore Polytechnic Graduates Guild Executive committee and Chairman of the Focus IT Group of the Singapore Polytechnic Alumni Network. He is fluent in English and Malay.

Rod Turner, Director

Rod Turner is the CEO and founder of Manhattan Street Capital, a leading Regulation A+ funding platform. He has 37 years of High Tech entrepreneurial experience, having built six successful start-ups, two of which made their IPOs on the NASDAQ, while he was one of their top executives. He has extensive M&A experience and drove the Symantec merger with Peter Norton Computing which has been rated as the best Hi Tech merger execution. Rod started his career as a professional Electrical Engineer in the UK, and moved to the US as he started his entrepreneurial journey.

Rod has been CEO and general manager and Chairman of high tech business such as Ashton-Tate, Symantec/Norton, ArtSlant, Mobile Automation, MicroPort, Knowledge Adventure, START.ac and Manhattan Street Capital.

Rod built Irvine Ventures which invested in and incubated early stage internet companies in the 1990’s and has made numerous successful Angel and Mezzannine investments in leading edge companies. He writes for Forbes.com on innovative capital raising methods, and is a recognized expert in Regulation A+.

Rod graduated with 1st Class Honors in his Bsc from Aston University in the UK and graduated from the Stanford University Executive Institute program. He is married with two young sons and lives in San Diego California.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From September 6, 2017 to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly, and may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers
Raveenderen Ramamoothie	CEO, President, Secretary, CFO	$0	$0	$0
Kenneth J. Kominski	CHRO	$0	$0	$0
Naveen Deshpande	CTO
Directors
Rod Turner	Director	$0	$0	$0
Damian Tan	Director	$0	$0	$0
Finian Tan	Chairman of the Board	$0	$0	$0

Broker Dealer Agreements

The Company shall pay Alexander Capital, L.P. a broker-dealer services fee equivalent to 7% on funds raised in the Offering that is raised by Alexander Capital; Four percent (4%) of the amount raised across alternative platforms; and two percent (2%) of the amount contributed by existing shareholders of KPI. The Company has also agreed to reimburse Alexander Capital for (1) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Over-allotment Shares) with the Commission; (2) all Public Filing System filing fees associated with the review of the Offering by FINRA; (3) all fees and expenses relating to the listing of the Common Stock on the Exchange; (4) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 in the aggregate; (5) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Company and Alexander Capital together determine; (6) the costs of all mailing and printing of the placement documents (including, without limitation, the Placement Agency Agreement, and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agent’s Questionnaire and Power of Attorney), Offering Circulars Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Alexander Capital may reasonably deem necessary; (7) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the shares of Common Stock; (8) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Alexander Capital; (9) the $21,775 cost associated with the Placement Agent's use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (10) up to $20,000 of the Placement Agent’s actual accountable “road show” expenses for the Offering. Alexander Capital may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to Alexander Capital.

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Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of three directors:

•	Dr. Finian Tan
•	Dr. Damian Tan
•	Rod Turner

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Amended Certificate of Incorporation limits the liability of directors of the Company for breaches of fiduciary duties to the extent permitted by law.

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The Company’s Bylaws state that, subject to certain requirements, the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or a subsidiary or operating division thereof, or by reason of the fact that such a director or officer is or was serving at the specific request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Expenses that may be incurred in defending a civil or criminal action and that are subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by law subject to a written undertaking by the indemnified director or officer to repay all amounts advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. The rights of indemnification and advancement provided by the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date the Company’s Bylaws were adopted, whether or not arising from acts or omissions occurring before or after the adoption the Company’s Bylaws were adopted, and shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws and Amended Certification of Incorporation, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Set forth below is information regarding the beneficial ownership of our common stock, our only outstanding class of capital stock, as of November 30, 2017 by (i) each person whom we know owned, beneficially, more than 10% of the outstanding shares of our common stock, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Ownership Pre-Share Exchange Agreement

Name of Beneficial Owner (1)	Amount of Common Stock (2)	Percent of Class (3)	Amount of Series A Preferred Stock (2)	Percent of Class (3)

Dreamteam Incorporation Pte Ltd(4)	100	100%	0	0%

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Ownership Pre-Offering, Post Share Exchange Agreement

Name of Beneficial Owner (1)	Amount of Common Stock (2)	Percent of Class (3)	Amount of Series A Preferred Stock (2)	Percent of Class (3)
Ravee Ramamoothie, CEO	3,275,240	9.86%	1,612,904	38.07%
DreamTeam, Incorporation Pte Ltd (4)	17,762,424	53.47%	0	0%
VV Pentaford	4,687,500	14.11%	1,344,087	31.7%
Zelkova Capital Investment Pte. Ltd (5)	1,493,756	4.50%	742,022	17.5%
Raffles Global Ventures (6)	3,125,256	9.4%	537,635	12.69%

(1)	The Address of the Beneficial Owner is the Company address.

(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)	Based of 100 share outstanding pre-share exchange agreement consummation and 33,217,546 Common Stock outstanding post share exchange agreement and 4,236,646 Series A Preferred Stock outstanding post share exchange agreement.

(4)	DreamTeam, Inc. is held by the following shareholders:

Raveenderen Ramamoothie	A	22,628,950.00

Raveenderen Ramamoothie	A	8,807,465
Anuar Bin Rozhan	A	1,601,923
Naveen Pralhad Deshpande	A	600,000
Gopinath Subramaniam	A	550,000
Ragunath V M Murthy	A	260,000
Ferozuddin Sheikh	A	0
Nagaraju Pappu	A	0
Satish Marunnarakkal Sukumar	A	0
Rajasekaran A/L Munisamy	A	124,000
Balaji Andi	A	22,510
Ganesan A/L Shanmugan	A	800,000
Gouri Pagan	A	130,000

(5)	Controlled by Hawthorn-Capital Investment Pte. Ltd. a Singaporean company

(6)	Controlled is Kresna Sekuritas, an Indonesian company

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Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

As of January 11, 2018, the company was obligated to an entity controlled by a director of the company in the amount of $70,000. This amount is non-interest bearing and has no set maturity date.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Common Stock issued pursuant to this Offering Circular will most likely be diluted, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There is one other class of stock in the Company as of the date of this Offering Circular. The Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits that are separate from those available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Amended Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company. In the event of any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), or any change of control event, the holders of the Series A Preferred Stock, if any, shall be entitled to receive all accrued but unpaid dividends, as well as declared and unpaid dividends, as part of any liquidation preference (as described in “Description of Rights of Classes of Stock”)

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There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Two Hundred Dollars ($200.00) (the "Minimum Subscription"). A subscription for Two Hundred Dollars ($200.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

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It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

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Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Latitude 80, Robinson Road 80, Singapore on January 12, 2018.

KPISoft Inc.,

/s/ Raveenderen Ramamoothie

By: Raveenderen Ramamoothie

Chief Executive Officer

/s/ Raveenderen Ramamoothie

By: Raveenderen Ramamoothie

Chief Financial Officer, Chief Accounting Officer

/s/ Dr. Damian Tan

By: Dr. Damian Tan

Director

January 12, 2018

/s/ Dr. Finian Tan

By: Dr. Finian Tan

Chairman of the Board of Directors

January 12, 2018

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

KPISoft Inc.,

/s/ Raveenderen Ramamoothie

By: Raveenderen Ramamoothie

Chief Executive Officer

/s/ Raveenderen Ramamoothie

By: Raveenderen Ramamoothie

Chief Financial Officer, Chief Accounting Officer

/s/ Dr. Damian Tan

By: Dr. Damian Tan

Director

January 12, 2018

/s/ Dr. Finian Tan

By: Dr. Finian Tan

Chairman of the Board of Directors

January 12, 2018

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SECTION F/S

FINANCIAL STATEMENTS

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KPISoft Inc.

(a Delaware corporation)

Audited Financial Statements

For the period of September 6, 2017 (inception) through November 30, 2017

Prepared by:

IndigoSpire CPA Group, LLC

Aurora, CO

Financial Statements

KPISoft Inc.

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Table of Contents

Independent Accountant’s Review Report	FS-3

Financial Statements and Supplementary Notes

Balance Sheet as of November 30, 2017	FS-5

Income Statement for the period of September 6, 2017 (inception) through November 30, 2017	FS-6

Statement of Changes in Shareholders’ Equity for the period of September 6, 2017 (inception) through November 30, 2017	FS-7

Statement of Cash Flows for the period of September 6, 2017 (inception) through November 30, 2017	FS-8

Notes and Additional Disclosures to the Financial Statements as of November 30, 2017	FS-9

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INDEPENDENT AUDITOR’S REPORT

December 11, 2017

To: Board of Directors, KPISoft Inc.

Attn: Filip Polus

Re: 2017 Inception Financial Statement Audit

KPISoft Inc.

We have audited the accompanying financial statements of KPISoft Inc. (a corporation organized in the State of Delaware) (the “Company”), which comprise the balance sheets as of November 30, 2017, and the related statements of income, retained earnings, and cash flows for the period of September 6, 2017 (inception) and ending November 30, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

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An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2017, and the results of its operations, shareholders’ equity and its cash flows for the period September 6, 2017 (inception) through November 30, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

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KPISOFT INC.
BALANCE SHEET
As of November 30, 2017
See accompanying Auditor’s Report and Notes to these Statements

ASSETS	2017
Current Assets:
Cash and cash equivalents	$34,974
Deferred offering costs	30,000
Prepaid expenses	5,000
Total Current Assets	69,974

TOTAL ASSETS	$69,974

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Current Liabilities:
Loan payable to related party	$70,000
Total Current Liabilities	70,000

Non-current Liabilities:
None	0

TOTAL LIABILITIES	70,000

Stockholder’s Equity:
Common stock: 40,000,000 shares authorized, $0.001 par value stock, 10 shares issued	0
Additional paid-in capital	0
Retained earnings/(deficit)	(26)
Total Stockholder’s Equity	(26)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$69,974

The accompanying Notes are an important and integral part of the financial statements

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KPISOFT INC.
STATEMENT OF OPERATIONS
For the period of September 6, 2017 (inception) to November 30, 2017
See accompanying Auditor’s Report and Notes to these Statements

2017
Revenues	$0
Cost of revenues	0
Gross Profit (Loss)	0

Operating Expenses:
General and administrative	26
Sales and marketing	0
Total Operating Expenses	(26)

Operating Income	(26)

Provision for Income Taxes	0

Net Income	(26)

The accompanying Notes are an important and integral part of the financial statements

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KPISOFT INC.
STATEMENT OF STOCKHOLDER’S EQUITY
For the period of September 6, 2017 (inception) to November 30, 2017
See accompanying Auditor’s Report and Notes to these Statements

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity (Deficit)

As of September 6, 2017	0	$0	$0	$0	$0
Issuance of common stock to management	10	0	0		0
Net Income				(26)	(26)
Balance as of November 30, 2017	10	$0	$0	$(26)	$(26)

The accompanying Notes are an important and integral part of the financial statements

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KPISOFT INC.
STATEMENT OF CASH FLOWS
For the period of September 6, 2017 (inception) to November 30, 2017
See accompanying Auditor’s Report and Notes to these Statements

2017
Cash Flows from Operating Activities
Net Loss	$(26)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (Decrease) in Deferred offering costs	(30,000)
Increase (Decrease) in Prepaid expenses	(5,000)
Net Cash Used in Operating Activities	(35,026)

Cash Flows from Investing Activities
None	0
Net Cash Used in Investing Activities	0

Cash Flows from Financing Activities
Issuance of common stock	0
Proceeds from Related party loan	70,000
Net Cash Provided by Financing Activities	70,000

Net Change In Cash and Cash Equivalents	34,974

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$34,974

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0
Cash paid for income taxes	0

The accompanying Notes are an important and integral part of the financial statements

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KPISOFT INC.

NOTES TO FINANCIAL STATEMENTS

As of November 30, 2017 See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

KPISoft Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) is a development stage company that intends to provide enterprise performance management services.

The Company incorporated on September 6, 2017 in the State of Delaware. The Company did not begin operations until 2017.

Since Inception, the Company has relied on related party financing to fund its operations. As of November 30, 2017, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note below). During the next 12 months, the Company intends to fund its operations with funding from a securities offering under Title IV of the JOBS Act (“Reg. A+ Offering”) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of November 30, 2017, the Company is operating as a going concern. See Note 1.

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Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of November 30, 2017, the Company had $34,974 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of November 30, 2017, the Company did not have any outstanding accounts receivable as it has not yet begun operations as of November 30, 2017.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had not acquired any fixed assets as of November 30, 2017.

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Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a “C” Corporation. As the Company has only incurred administrative costs and has not earned any taxable income, accrued income tax would result in a deferred tax asset. Because of the uncertainty of the Company being able to be utilized that deferred tax benefit, there is a full valuation allowance against that deferred tax asset at this time. Management will evaluate the appropriateness of that valuation allowance from time to time.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of November 30, 2017, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of November 30, 2017, the Company had recognized no sales.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

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Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company has not filed a corporate or state income tax return since the Company was not operational as of a calendar year end and therefore a tax return has not yet been required to be filed. Tax returns once filed will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

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NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with, and does not know of any pending or threatening litigation against the Company or founders.

NOTE 5 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2017 and therefore did not incur any profit as of November 30, 2017. The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 6 – STOCKHOLDER’S EQUITY

Issuance of Common Stock

The Company has issued ten shares of the Company's common stock to an affiliate of members of the Company's management team. Additionally, the Company has authorized 40,000,000 shares.

NOTE 7 – RELATED PARTY LOAN

As of November 30, 2017 the company was obligated to an entity controlled by a director of the company in the amount of $70,000. This amount is non-interest bearing and has no set maturity date.

NOTE 8 – SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering The Company is offering securities through the Reg. A+ Offering of up to $50 million. Prior to the sale of any securities, the Company must be qualified by the US Securities and Exchange Commission. That process is uncertain and make take an extended period of time.

Management’s Evaluation

Management has evaluated subsequent events through December 11, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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PART III: EXHIBITS

Index to Exhibits Description Exhibit	Item
Broker-Dealer Services Agreement with Alexander Capital, L.P.	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13

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